EXHIBIT 99.1
PANHANDLE OIL AND GAS INC.
Results of Annual Shareholders’ Meeting
OKLAHOMA CITY, OK— PANHANDLE OIL AND GAS INC. (NYSE-PHX) The Company’s shareholders, at their annual meeting on March 11, 2010 in Oklahoma City, Oklahoma, re-elected three incumbent directors to additional three-year terms. They are: Bruce M. Bell of Oklahoma City, Oklahoma, Robert O. Lorenz of Edmond, Oklahoma and Robert E. Robotti of New York, New York. In addition, the shareholders approved the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan and ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.
At the Board of Directors’ meeting following the shareholders’ meeting, Paul F. Blanchard, Jr. was promoted to Sr. Vice President and will continue to serve as Chief Operating Officer. Mr. Blanchard joined Panhandle in January 2009 and has been instrumental in further evaluating and understanding the Company’s position in its unconventional natural gas plays. Mr. Blanchard holds a B.S. degree in petroleum engineering from the University of Oklahoma and has over twenty-seven years experience in the Mid-Continent area.
Panhandle Oil and Gas Inc. (NYSE-PHX) is engaged in the exploration for and production of natural gas and oil.
Additional information on the Company can be found on the internet at www.panhandleoilandgas.com <http://www.panhandleoilandgas.com/> .
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